UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

YELLOWSTONE ACQUISITION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	85-2732947
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1601 Dodge Street, Suite 3300, Omaha, Nebraska	68102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Units, each consisting of one share of Class A Common Stock and one-half of one Warrant	The New York stock Exchange
Class A Common Stock, $0.0001 par value per share	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not Applicable.

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable.

EXPLANATORY NOTE

Yellowstone Acquisition Company is filing this Form 8-A in connection with the transfer of the listing of its Class A common stock, $0.0001 par value per share (“Common Stock”), its Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 (“Warrants”), and its Units, each Unit consisting of one share of Common Stock and one-half of one Warrant (“Units”). from the Nasdaq Capital Market of the Nasdaq Stock Market LLC to the New York Stock Exchange (“NYSE”), effective on January 4, 2022.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to Be Registered.

The description of the Common Stock, Warrants and Units set forth under the caption “Description of Capital Stock” contained in the prospectus, dated October 21, 2020, filed together with and forming a part of the Company’s Registration Statement on Form S-1 (File No. 333-249035), which became effective upon filing with the Securities and Exchange Commission on October 21, 2020, to which this Form 8-A relates, is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on the NYSE and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 3, 2022                                                                                                                                                                YELLOWSTONE ACQUISITION COMPANY

                                                                                                                                                                           By: /s/ Joshua P. Weisenburger

                                                                                                                                                                           Name: Joshua P. Weisenburger

                                                                                                                                                                           Title: Chief Financial Officer